News Release Patrick Industries, Inc. Announces Third Quarter 2021 Earnings Release and Conference Call Webcast on October 28, 2021 ELKHART, IN – October 14, 2021 - Patrick Industries, Inc. (NASDAQ: PATK) today announced that it expects to release its third quarter and nine months 2021 financial results before the market opens on Thursday, October 28, 2021. Patrick Industries also expects to host a conference call on Thursday, October 28, 2021 at 10:00 a.m. Eastern Time to discuss results and other business matters. Participants on the call will be Andy Nemeth – Chief Executive Officer, Jeff Rodino – President, and Jake Petkovich – Chief Financial Officer. Participation in the question-and-answer session of the call will be limited to institutional investors and analysts. The dial-in number for the live conference call is (877) 407-9036. Interested parties are invited to listen to a live webcast of the call on Patrick’s website at www.patrickind.com under “For Investors.” A replay of the conference call will also be available via the Company’s investor relations website. About Patrick Industries, Inc. Patrick Industries (NASDAQ: PATK) is a leading component solutions provider for the RV, marine, manufactured housing and various industrial markets – including single and multi-family housing, hospitality, institutional and commercial markets. Founded in 1959, Patrick is based in Elkhart, Indiana, with over 10,000 employees and 160 businesses across the United States. Forward-Looking Statements This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any projections of financial performance or statements concerning expectations as to future developments should not be construed in any manner as a guarantee that such results or developments will, in fact, occur. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. Information about certain risks that could affect our business and cause actual results to differ from those expressed or implied in the forward-looking statements are contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and in the Company's Forms 10-Q for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of this press release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date on which it is made. Contact: Julie Ann Kotowski Investor Relations 574.294.7511 / kotowskj@patrickind.com